Exhibit 23(j)


                          INDEPENDENT AUDITORS' CONSENT


The Shareholders and Board of Trustees
 of The PROACTIVE Asset Allocation Funds - The OPTI-flex(R)Dynamic Fund:

We consent to the use of our report herein dated February 22, 2002 for The OPTI-flex(R) Dynamic Fund as of December 31, 2001 and for the period indicated therein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Additional Information - Auditors" in the Statement of Additional Information.


                                                  KPMG LLP

Columbus, Ohio
April 29, 2002